Exhibit 32(d)
CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
FOR LOUISVILLE GAS AND ELECTRIC COMPANY'S FORM 10-Q FOR THE QUARTER ENDED June 30, 2020

        In connection with the quarterly report on Form 10-Q of Louisville Gas and Electric Company (the "Company") for the quarter ended June 30, 2020, as filed with the Securities and Exchange Commission on the date hereof (the "Covered Report"), we, Paul W. Thompson, the Principal Executive Officer of the Company, and Kent W. Blake, the Principal Financial Officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that:

•The Covered Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
•The information contained in the Covered Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 10, 2020	/s/ Paul W. Thompson
Paul W. Thompson
Chief Executive Officer and President
(Principal Executive Officer)
Louisville Gas and Electric Company

/s/ Kent W. Blake
Kent W. Blake
Chief Financial Officer
(Principal Financial Officer)
Louisville Gas and Electric Company

        A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.